Exhibit 8.2

Piazza F. Meda, 5	Piazza D’Aracoeli, 1	2, Throgmorton Avenue
20121 Milano	00186 Roma	London EC2N 2DG
T. +39 02.776931	T. +39 06.45441410	T. +44 (0)20.73740299
F. +39 02.77693300	F. +39 06.45441411	F. +44 (0)20.73740129
milano@maisto.it	roma@maisto.it	london@maisto.it

www.maisto.it

Fiat Industrial S.p.A.

Via Nizza, 250

10126 Turin

FI CBM Holdings N.V.

Cranes Farm Road

Basildon

Essex SS14 3AD

United Kingdom

Milan, [                    ]

Dear Sirs,

We have acted as your Italian counsel, in connection with your Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the “Registration Statement”).

We have reviewed the sections set forth under the captions “Risks Related to Taxation”, as far as Italian law is concerned, and “Material Italian Tax Consequences” in the prospectus/circular included in the Registration Statement.

We confirm that the descriptions pertaining to Italian tax matters given in these sections in our opinion fairly reflects Italian law as in force as of the date hereof.

We express no opinion as to, and have not made any investigation of, the laws of any jurisdiction other than the laws of Italy.

We hereby consent to the filing of this opinion as an exhibit to that Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely.

Avv. Prof. Guglielmo Maisto
Dott. Paolo Ludovici*
Avv. Riccardo Michelutti*
Avv. Marco Cerrato LL.M.
Dott. Andrea Parolini* LL.M.
Avv. Pietro Piccone Ferrarotti
Dott. Roberto Gianelli*
Dott. Marco Valdonio*
Dott. Loredana Conidi*
Dott. Paola Marzetta*
Dott. Nicola Saccardo* LL.M.
Avv. Alessandro Bavila LL.M.
Dott. Andrea Prampolini*
Dott. Stefano Tellarini*
Dott. Ernesto Sacchi*
Avv. Massimiliano Lovotti
Avv. Euplio Iascone
Dott. Aurelio Massimiano* LL.M.
Dott. Michele Aprile*
Dott. Walter Andreoni* LL.M
Dott. Giovanni Mercanti*
Dott. Sara Montalbetti*
Dott. Andrea Iannaccone*
Dott. Andrea Annoni*
Dott. Mauro Messi*
Dott. Luca Longobardi*
Avv. Roberto Zanni
Avv. Giulia Paroni Pini
Dott. Francesco Avella* LL.M.
Dott. Luca Formica* LL.M.
Avv. Fausto Capello
Dott. Mario Tenore* LL.M.
Avv. Michele Toccaceli
Dott. Silvia Boiardi*
Dott. Giorgia Zanetti*
Avv. Francesco Morra
Avv. Domenico Rettura
Dott. Giulio Cuzzolaro
Dott. Alberto Brazzalotto
Dott. Mirko Severi
Dott. Filippo Maisto
Dott. Michela Miniello
Dott. Pietro Bricchetto
* Dottore Commercialista